UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

☒	Definitive Additional Materials

FDCTECH, INC

(Name of Registrant as Specified In Its Charter)

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FDCTECH, INC.

200 Spectrum Center Drive, Suite 300

Irvine, California 92618

NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT MATERIALS

To Our Stockholders:

An Information Statement is being made available by the Board of Directors of FDCTech, Inc., a Delaware corporation (the “Company”), to holders of record of the Company’s common stock at the close of business on February 21, 2024 (the “Record Date”). The purpose of this Information Statement is to inform the Company stockholders of the following actions taken by written consent of the holders of a majority of the Company’s voting stock, dated February 21, 2024:

1.	To amend our certificate of incorporation, as amended (the “Certificate”), to increase the number of authorized shares of common stock from 500,000,000 to 1,000,000,000 (the “Authorized Share Increase”), and

2	To authorize our Board of Directors, in its discretion, to amend our articles of incorporation not later than June 30, 2024, to effect a Reverse Stock Split of all outstanding shares of our common stock in a ratio of not less than 1 for 10 and not more than 1 for 50, to be determined by the Board of Directors, and

3.	To approve the Company’s 2023 Stock Incentive Plan (the “2023 Stock Incentive Plan”)

On February 21, 2024, our Board unanimously approved the Corporate Actions. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of our Company, we chose to obtain the written consent of a majority of the Company’s voting power to approve the actions described in this Information Statement in accordance with Sections 228 and 242 of the Delaware General Corporation Law (the “DGCL”) and our bylaws. On February 21, 2024, the Approving Stockholders approved, by written consent, the Corporate Actions. The Approving Stockholders (common stock only) own 280,102,413 shares, representing 72% of the total issued and outstanding voting power of the Company.

Since the Board and the holders of a majority of the voting power of the Company’s issued and outstanding shares of capital stock have voted in favor of the Corporate Actions, all corporate actions necessary to authorize the Corporate Actions have been taken. We expect that each of the Corporate Actions will become effective on or about the 20th calendar day after the date on which this Information Statement and the accompanying notice are mailed to our stockholders. Our Board retains the authority to abandon either or both of the Corporate Actions for any reason at any time prior to the effective date of the respective Corporate Action.

Important Notice Regarding the Availability of Information Statement Materials

Pursuant to Securities and Exchange Commission Rule §240.14C-2, you are receiving this notice that the Information Statement is available on the Internet. This communication provides only a brief overview of the more complete Information Statement Materials. We encourage you to access and review all of the important information contained in the Information Statement Materials.

Follow the instructions below to view the materials or request printed or email copies.

Our Information Statement is available at https://www.fdctech.com

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a paper or e-mail copy. Please make your request for a copy by one of the following methods on or before March 22, 2024 to facilitate timely delivery.

-	E-mail to info@fdctech.com
-	Mail at FDCTech, Inc, 200 Spectrum Center Drive, Suite 300, Irvine CA 92618.
-	Telephone call to (877) 445-6047.

By Order of the Board of Directors,

/s/ Mitchell Eaglstein
Mitchell Eaglstein, Chief Executive Officer
Dated: March 12, 2024

WE ARE NOT ASKING FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.